UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2025

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) On June 9, 2025, the Board of Directors (the “Board”) of American Water Works Company, Inc. (the “Company”) increased the size of the Board from eight to nine members. Upon the recommendation of the Nominating/Corporate Governance Committee of the Board (the “Nominating Committee”), the Board appointed Raffiq Nathoo as an independent director, effective immediately and for a term ending on the date of the Company’s 2026 Annual Meeting of Shareholders, or until the director’s earlier death, resignation or removal. Upon the recommendation of the Nominating Committee, the Board appointed Mr. Nathoo to the Audit, Finance and Risk Committee and the Safety, Environmental, Technology and Operations Committee of the Board.
In accordance with the Board’s compensation arrangements currently in effect, Mr. Nathoo will receive an annual cash retainer of $120,000, payable quarterly and prorated for the director’s term of service, as well as reimbursement for expenses incurred in attending Board and committee meetings and reimbursement for attending one continuing director education program per year. Mr. Nathoo was also granted an award of director stock units under the Company’s 2017 Omnibus Equity Compensation Plan, each of which represents an immediately vested contractual right to receive one share of the Company’s common stock. The stock units represent the prorated portion of $175,000 in annual equity compensation for the director’s initial term of service. Shares of Company common stock underlying this award are to be distributed to Mr. Nathoo within 30 days after the date of grant. Under the Company’s non-employee director stock ownership policy, by June 2030, Mr. Nathoo is required to hold shares with a value of at least five times his annual cash retainer.
Mr. Nathoo has no direct or indirect material interest in any transaction in which the Company is or is to be a participant and which would require reporting under Item 404(a) of Regulation S-K. Other than as described above, there are no arrangements or understandings between Mr. Nathoo and any other person, pursuant to which the director was selected as such.
Item 7.01. Regulation FD Disclosure.
On June 9, 2025, the Company issued a press release announcing the election of Mr. Nathoo as a new independent member of the Board. A copy of the press release has been included as Exhibit 99.1 and is incorporated by reference herein.
The information furnished in response to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description
99.1*	Press Release, dated June 9, 2025, issued by the Company.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
*Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	June 9, 2025	By:	/s/ DAVID M. BOWLER
David M. Bowler
Executive Vice President and Chief Financial Officer

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